EXHIBIT 99.1
                                  ------------

COMPANY CONTACT:                                INVESTOR RELATIONS:
Universal Power Group, Inc.                     Lambert, Edwards & Associates
469-892-1122                                    616-233-0500
Mimi Tan, SVP                                   Jeff Tryka, CFA or Karen Keller
tanm@upgi.com                                   jtryka@lambert-edwards.com
-------------                                   --------------------------

         UNIVERSAL POWER GROUP REPORTS RECORD SECOND QUARTER NET INCOME

CARROLLTON, TEXAS, AUG. 11, 2010 -- Universal Power Group, Inc. (NYSE Amex:
UPG), a Texas-based distributor and supplier of batteries and related power accessories and a third-party logistics provider, today announced financial results for the second quarter and six months ended June 30, 2010.

For the second quarter, UPG reported record net income of $0.8 million, or $0.17 per share, on net sales of $28.4 million. These results compare with net income of $0.6 million, or $0.12 per share, on net sales of $27.9 million reported in the second quarter of 2009.

"We are very pleased with the 38 percent growth in our bottom line results in the second quarter," stated UPG's President and Chief Executive Officer, Ian Edmonds. "While our revenues continued to be affected by weakness in consumer confidence and employment in the broader economy, the actions we've taken over the past few quarters, such as the changes to our sales force made at the end of 2009, have yielded positive results. In the second quarter, our sales of batteries, related power accessories and other products posted solid and broad-based gains across new and existing customers. We continued to carefully manage our operating expenses in order to lower our costs, and improve operating efficiency while remaining responsive to the demands of our customers."

SECOND QUARTER AND SIX MONTH OVERVIEW
Net sales for the second quarter rose 1.6 percent, to $28.4 million, from $27.9 million in the second quarter of 2009. Net sales of batteries, related power accessories and other products to customers other than Broadview Security and its authorized dealers grew 18.1 percent, to $17.7 million in the second quarter of 2010, compared to $15.0 million for the second quarter of 2009. Net sales to Broadview Security and its authorized dealers in the second quarter were $10.7 million, a decrease of 17.5 percent from $12.9 million in the same quarter of 2009. Net sales to Broadview Security and its authorized dealers accounted for
37.6 percent of total net sales in the second quarter of 2010, compared to 46.3 percent of total net sales in the second quarter of 2009.

Higher net sales, continued cost control and better sourcing efficiency - partially offset by UPG's decision to employ more aggressive pricing in the current competitive environment - resulted in 17.8 percent gross margins for the quarter, compared to 17.7 percent for the second quarter of 2009. UPG reported gross profit of $5.1 million in the quarter, compared to gross profit of $5.0 million in the second quarter of 2009. Operating expenses decreased by $0.1 million, or 3.4 percent, to $3.7 million in the second quarter, compared to $3.8 million in the second quarter of 2009, due mainly to the Company's continued efforts to control operating costs and improved operating efficiency.

For the second quarter of 2010, UPG reported operating income of $1.4 million and pre-tax income of $1.2 million, compared to operating income of $1.2 million and pre-tax income of $0.9 million in the second quarter of 2009. At the bottom line, UPG reported net income of $0.8 million, or $0.17 per share, compared to net income of $0.6 million, or $0.12 per share, in the second quarter of 2009.

For the first six months of 2010, net sales fell 2.2 percent, to $54.4 million, from $55.6 million in the comparable period of 2009. Net sales of batteries, related power accessories and other products to customers other than Broadview Securities and its authorized dealers grew 8.4 percent, to $32.7 million in the first six months of 2010, compared to $30.2 million for the comparable period of 2009. Net sales to Broadview Security and its authorized dealers in the first six months of 2010 were $21.7 million, a decrease of 14.7 percent from $25.4 million in the same period of 2009. Net sales to Broadview Security and its authorized dealers accounted for 39.9 percent of total net sales in the first six months of 2010, compared to 45.8 percent of total net sales in the first six months of 2009.

Lower net sales combined with increased inventory reserves and tooling costs contributed to lower gross profit of $9.5 million, or 17.4 percent of sales, compared to $9.9 million, or 17.8 percent of sales for the first six months of 2009. Total operating expenses decreased $2.8 million, or 28.3 percent to $7.1 million, from $10.0 million in the prior year. However, the 2009 amount includes settlement expenses of $2.5 million relating to the departure of the Company's former chief executive officer and the cancellation of the Company's relationship with its principal purchasing agent. Excluding the settlement costs, operating expenses improved by approximately $0.3 million.

For the first six months of 2010, UPG reported operating income of $2.4 million and pre-tax income of $2.0 million, compared to an operating loss of $39,000 and a pre-tax loss of $0.5 million in the comparable period of 2009. Excluding the settlement expenses incurred in the first quarter of 2009, UPG's non-GAAP operating income for the 2009 period was $2.5 million, and non-GAAP pre-tax income was $2.0 million. The reduction in operating income in 2010 compared to non-GAAP operating income in 2009 was due primarily to decreases in net sales and associated gross profit, partially offset by reductions in operating expenses. UPG reported net income for the first six months of 2010 of $1.3 million, or $0.27 per share, compared to a net loss of $1.1 million, or $0.23 per share, in the first six months of 2009.

BALANCE SHEET AND FINANCIAL POSITION
In the second quarter, inventory was reduced by $1.7 million, to $27.2 million, from $28.9 million at the end of the first quarter, continuing management's objective of maintaining inventory levels to meet current levels of demand. Accounts receivable increased by $1.6 million from last quarter, while accounts payable increased by $1.8 million during the quarter. The outstanding balance on UPG's line of credit was reduced to $11.7 million, compared to $17.2 million last quarter and $15.2 million at the end of 2009.

UPG generated operating cash flow of $2.1 million in the six months ended June 30, 2010, compared to operating cash flow of $0.6 million in the same period of 2009, reflecting the significant improvement in net income and continued efforts to control working capital. Given the considerable repayment of debt in the period, the Company ended the quarter with $0.7 million in cash and cash equivalents, down from $2.1 million at year-end.

LOGISTICS CENTER REALIGNMENT
UPG also announced a number of changes to its network of logistics centers as part of its effort to reduce costs and enhance productivity without sacrificing customer service. UPG will consolidate its Oklahoma City logistics center with its main facility in Carrollton, Texas. UPG expects this move will result in improved capacity utilization and lower cost of operations.

In addition to this consolidation, UPG announced that it will move its current logistics center in Columbus, Ga. to Atlanta. The Company believes this relocation will result in better service to its customers on the East Coast who will benefit from closer proximity to air and ground transportation hubs in Atlanta. The move is expected to be completed by the expiration of the current lease at the end of the third quarter.

Edmonds concluded: "The positive results posted for the second quarter illustrate the impact of our effort to grow revenue and control costs. Despite lingering softness in the broad economy, we have taken appropriate steps to further enhance the efficiency of our operations and continue serving the needs of our customers. Over the long term, we see significant growth opportunities within the United States and internationally, but we will maintain a disciplined approach to ensure that our growth is sustainable and supported by the strength of UPG's balance sheet and operating results."

RECONCILIATION OF GAAP OPERATING INCOME (LOSS) AND INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES TO NON-GAAP OPERATING INCOME AND INCOME BEFORE PROVISION FOR INCOME TAXES (UNAUDITED)

The following table reconciles GAAP operating income (loss) and GAAP income
(loss) before provision for income taxes, as reported, to non-GAAP operating income and non-GAAP income before provision for income taxes. We believe that non-GAAP operating income, which is generally operating income less costs related to settlement agreements, represents our operating efficiency. Non-GAAP operating income and non-GAAP income before provision for income taxes, which are non-GAAP financial measures, should not be considered alternatives to, or more meaningful than, net income prepared on a GAAP basis. Additionally, non-GAAP operating income and non-GAAP income before provision for income taxes may not be comparable to similar metrics used by others in the industry.


                                                                FINANCIAL SUMMARY (NON-GAAP)
                                                                        (UNAUDITED)
                                             THREE MONTHS ENDED JUNE 30,           SIX MONTHS ENDED JUNE 30,
                                            -------------------------------    -----------------------------------
                                                2010             2009               2010               2009
                                            -------------    --------------    ---------------    ----------------
Operating income (loss) and income (loss)
before provision for income taxes as
reported:
    Operating expenses                      $   3,657,219    $   3,786,800       $   7,130,494    $   7,421,691
    Settlement expenses                                --               --                  --        2,529,345
                                            -------------    -------------       -------------    -------------
    Total operating expenses                    3,657,219        3,786,800           7,130,494        9,951,036

    Operating income (loss)                     1,403,503        1,167,653           2,363,201          (38,819)
    Interest expense                             (236,936)        (233,246)           (398,296)        (480,796)
                                            -------------    -------------       -------------    -------------
    Income (loss) before provision for
    income taxes                                1,166,573          934,407           1,964,905         (519,615)

Non-GAAP measures to exclude settlement
expenses from operating expenses:
    Settlement expenses                                --               --                  --        2,529,345
                                            -------------    -------------       -------------    -------------
    Non-GAAP operating income               $   1,403,503    $   1,167,653       $   2,363,201    $   2,490,526
                                            =============    =============       =============    =============
    Non-GAAP income before provision for    $   1,166,573    $     934,407       $   1,964,905    $   2,009,730
      income taxes                          =============    =============       =============    =============



CONFERENCE CALL INFORMATION
Universal Power Group will host an investor conference call today, Wednesday, Aug. 11, 2010 at 11:30 a.m. EDT (10:30 a.m. CDT) to discuss the Company's financial results for the quarter and six months ended June 30, 2010.

Interested parties may access the conference call by dialing 1.866.730.5768, passcode 40860835. The conference call will also be broadcast live on www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.


A replay of the conference call will be made available through Aug. 18, 2010 by calling 1.888.286.8010, passcode 54898566, and an archived webcast will be available at www.upgi.com.

ABOUT UNIVERSAL POWER GROUP, INC.
Universal Power Group, Inc. (NYSE Amex: UPG) is a leading supplier and distributor of batteries and power accessories, and a provider of supply chain and other value-added services. UPG's product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, and solar and security products. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly and coordinating battery recycling efforts, as well as product development. For more information, please visit the UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.

                                       ###

                           UNIVERSAL POWER GROUP, INC.

                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                     ASSETS



                                                                      JUNE 30,         DECEMBER 31,
                                                                        2010              2009
                                                                  --------------     --------------
CURRENT ASSETS
   Cash and cash equivalents                                        $    662,277       $  2,059,475
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $628,518
       (unaudited) and $452,200                                       12,255,142         11,440,179
     Other                                                               292,102             13,561
   Inventories - finished goods, net of allowance for
     obsolescence of  $1,150,137 (unaudited) and $756,671             27,169,530         30,977,213
   Current deferred tax asset                                          1,383,520          1,151,635
   Prepaid expenses and other current assets                           1,084,970          1,064,152
                                                                    ------------       ------------
     Total current assets                                             42,847,541         46,706,215

PROPERTY AND EQUIPMENT
   Logistics and distribution systems                                  1,812,379          1,807,069
   Machinery and equipment                                               991,261            984,918
   Furniture and fixtures                                                394,660            385,940
   Leasehold improvements                                                402,849            388,334
   Vehicles                                                              199,992            222,549
                                                                    ------------       ------------
     Total property and equipment                                      3,801,141          3,788,810
   Less accumulated depreciation and amortization                     (2,241,940)        (1,940,715)
                                                                    ------------       ------------
     Net property and equipment                                        1,559,201          1,848,095

OTHER ASSETS                                                             270,335            313,754
NON-CURRENT DEFERRED TAX ASSET                                           470,242            771,490
                                                                    ------------       ------------
TOTAL ASSETS                                                        $ 45,147,319       $ 49,639,554
                                                                    ============       ============

                           UNIVERSAL POWER GROUP, INC.

                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                                 JUNE 30,      DECEMBER 31,
                                                                  2010            2009
                                                            ---------------   -------------
CURRENT LIABILITIES
   Line of credit                                             $ 11,689,710    $ 15,174,305
   Accounts payable                                             10,341,952      11,971,502
   Income taxes payable                                                 --         698,654
   Accrued liabilities                                             819,432         384,976
   Current portion of settlement expenses                          861,155         955,730
   Current portion of capital lease and note obligations            25,952          25,535
   Current portion of deferred rent                                 82,209          92,040
                                                              ------------    ------------
     Total current liabilities                                  23,820,409      29,302,742

LONG-TERM LIABILITIES
   Settlement expenses, less current portion                       599,894         985,027
   Capital lease and note obligations, less current portion         37,764          50,606
   Deferred rent, less current portion                                  --          36,103
   Non-current deferred tax liability                              214,009         233,654
                                                              ------------    ------------
     Total long term liabilities                                   851,667       1,305,390

TOTAL LIABILITIES                                               24,672,076      30,608,132

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Common stock - $0.01 par value, 50,000,000 shares
     authorized, 5,000,000 shares issued and outstanding            50,000          50,000
   Additional paid-in capital                                   15,983,236      15,951,626
   Retained earnings                                             4,664,125       3,314,887
   Accumulated other comprehensive loss                           (222,118)       (285,091)
                                                              ------------    ------------
     Total shareholders' equity                                 20,475,242      19,031,422

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $ 45,147,319    $ 49,639,554
                                                              ============    ============

                           UNIVERSAL POWER GROUP, INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                            THREE MONTHS ENDED JUNE 30,                  SIX MONTHS ENDED JUNE 30,
                                       ---------------------------------------     --------------------------------------
                                             2010                  2009                  2010                 2009
                                       -----------------     -----------------     -----------------     ----------------
Net sales                               $     28,393,923     $     27,947,335     $     54,428,718     $     55,636,258
Cost of sales                                 23,333,195           22,992,882           44,935,023           45,724,041
                                        ----------------     ----------------     ----------------     ----------------
Gross profit                                   5,060,728            4,954,453            9,493,695            9,912,217

Operating expenses                             3,657,219            3,786,800            7,130,494            7,421,691
Settlement expenses                                   --                   --                   --            2,529,345
                                        ----------------     ----------------     ----------------     ----------------
Total operating expenses                       3,657,219            3,786,800            7,130,494            9,951,036

Operating income (loss)                        1,403,509            1,167,653            2,363,201              (38,819)

Interest expense (including $0,
$71,102, $0 and $146,831 to Zunicom,
Inc.)                                           (236,936)            (233,246)            (398,296)            (480,796)
                                        ----------------     ----------------     ----------------     ----------------

Income (loss) before provision for
   income taxes                                1,166,573              934,407            1,964,905             (519,615)
Provision for income taxes                      (323,044)            (322,066)            (615,667)            (617,997)
                                        ----------------     ----------------     ----------------     ----------------
Net income (loss)                       $        843,529     $        612,341     $      1,349,238     $     (1,137,612)
                                        ================     ================     ================     ================
Net income (loss) per share
     Basic                              $           0.17     $           0.12     $           0.27     $          (0.23)
     Diluted                            $           0.17     $           0.12     $           0.27     $          (0.23)
Weighted average shares outstanding
     Basic                                     5,000,000            5,000,000            5,000,000            5,000,000
     Diluted                                   5,008,976            5,000,000            5,008,976            5,000,000

                           UNIVERSAL POWER GROUP, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                 SIX MONTHS ENDED JUNE 30,
                                                                 2010               2009
                                                            ---------------    ---------------
CASH FLOWS FROM OPERATING  ACTIVITIES
Net income (loss)                                             $ 1,349,238       $(1,137,612)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
    Depreciation and amortization                                 381,965           392,036
    Provision for bad debts                                       168,341           230,000
    Provision for obsolete inventory                              420,000           170,000
    Deferred income taxes                                          49,718           (53,994)
    Gain on disposal of property                                   (2,000)               --
    Stock-based compensation                                       31,610           (18,230)
Changes in operating assets and liabilities:
    Accounts receivable - trade                                  (983,304)       (1,604,746)
    Accounts receivable - other                                  (278,541)            5,764
    Inventories                                                 3,387,683         7,110,306
    Prepaid expenses and other current assets                     (20,818)         (184,886)
    Income tax receivable/payable                                (698,654)          193,386
    Accounts payable                                           (1,629,551)       (7,602,920)
    Accrued liabilities                                           497,429           772,439
    Settlement expenses                                          (479,709)        2,390,776
    Deferred rent                                                 (45,933)          (31,382)
                                                              -----------       -----------
Net cash provided by operating activities                       2,147,474           630,937

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of property and equipment                           (34,889)          (31,105)
    Proceeds from sales of equipment                                2,000                --
    Net cash paid in Monarch acquisition                               --          (892,000)
    Change in restricted cash                                          --           900,000
                                                              -----------       -----------
Net cash used in investing activities                             (32,889)          (23,105)

CASH FLOWS FROM FINANCING ACTIVITIES
    Net activity on line of credit                             (3,484,595)          146,163
    Payments on capital lease and note obligations                (27,188)           (3,400)
    Payment on notes payable to Zunicom, Inc.                          --          (731,250)
                                                              -----------       -----------
Net cash used in financing activities                          (3,511,783)         (588,487)

Net increase (decrease) in cash and cash equivalents           (1,397,198)           19,345
Cash and cash equivalents at beginning of period?               2,059,475           326,194
                                                              -----------       -----------
Cash and cash equivalents at end of period                    $   662,277       $   345,539
                                                              ===========       ===========
SUPPLEMENTAL DISCLOSURES
Income taxes paid                                             $ 1,579,341       $   276,080
                                                              ===========       ===========
Interest paid                                                 $   197,061       $   480,796
                                                              ===========       ===========

NONCASH FINANCING AND INVESTING ACTIVITIES
Purchase of equipment with a note payable                     $        --       $    38,556
                                                              ===========       ===========